VOTING AGREEMENT

         This VOTING AGREEMENT, is made as of the day of May, 2002, (this "Voting Agreement"), by and among JAMESTOWN 1290, L.P., a Delaware limited partnership ("Jamestown"), and ______________________, a ____________________,
as agent and on behalf of the funds and accounts set forth on Schedule 1 attached hereto, and a stockholder ("Stockholder") of Metropolis Realty Trust, a Maryland corporation having an address at c/o Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, NY 10022 ("Metropolis").

                                    RECITALS:

         Jamestown and Metropolis have entered into an Amended and Restated Purchase Agreement, dated as of May 7, 2002 (the "Purchase Agreement"), for the purchase and sale of certain improved real property located 1290 Avenue of the Americas, New York, New York (the "Property"), subject to the terms and conditions of the Purchase Agreement (the "Transaction"). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Purchase Agreement.

         As of the date hereof, Stockholder is the beneficial owner of, and has the power to vote, or cause to be voted, such number of shares of Common Stock of Metropolis as is indicated on Schedule 1 to this Voting Agreement (collectively, the "Shares") and the Persons (as defined herein) set forth on such Schedule 1 are the recordholders, custodians and/or nominees of such number of Shares also indicated such Schedule 1.

         Jamestown desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares and any other such shares of capital stock of Metropolis acquired by such Stockholder so as to facilitate consummation of the Transaction.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1.  VOTING OF SHARES.
             ----------------

                  (a) Voting Agreement. Subject to the terms and conditions of this Voting Agreement, at every meeting of the stockholders of Metropolis called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Metropolis with respect to any of the following, Stockholder shall vote or cause (including by the Proxy, as hereinafter defined) to be voted, and shall direct any recordholder, custodian or nominee possessing the power or ability to vote, the Shares and any New Shares (as defined herein) in accordance with the transactions set forth on Exhibit A hereto (the "Approved Transactions")

                  (b) Proxy. Concurrently with the execution of this Voting Agreement, Stockholder shall deliver to Jamestown a proxy in the form attached hereto as Exhibit B, which shall be irrevocable (except as set forth in subsection (d) below) to the fullest extent permitted by law, solely with respect to the Shares of which Stockholder is the record owner and the beneficial owner (as set forth on Schedule 1 to this Voting Agreement) and referred to therein (the "Proxy").

                  (c)      New Shares.
                           ----------

                         (i) Stockholder agrees that any shares of capital stock
of Metropolis (or any entity in which Stockholder receives shares of capital stock in exchange therefor) that Stockholder (A) owns beneficially and has the power to vote on the date hereof and should have listed on Schedule 1 to this Voting Agreement or (B) purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the execution of this Voting Agreement and prior to the Expiration Date (as hereinafter defined) (the foregoing clauses (A) and (B) together "New Shares") shall be subject to the terms and conditions of this Voting Agreement to the same extent as if they constituted Shares.

                         (ii) After the execution of this Voting Agreement until
the Expiration Date, Stockholder shall execute or cause to be executed such further proxies as may be requested by Jamestown with respect to any New Shares of which Stockholder acquires or discovers beneficial and record ownership, and Stockholder shall promptly notify Jamestown upon acquiring or discovering beneficial ownership of any additional securities of Metropolis.

                  (d) Special Committee.  Notwithstanding the provisions of this
Section 1 to the contrary, if prior to Stockholder casting its vote at a meeting of the stockholders as described in Section 1(a), (i) Stockholder shall be advised in writing by the Special Committee of the Board of Directors of Metropolis (the "Special Committee") that the Purchase Agreement has been terminated in accordance with its terms, or (ii) changes or modifications have been made to the Purchase Agreement or the transactions contemplated thereby or any waiver has been granted under the Purchase Agreement, in each case which would have a material adverse effect on the economic benefits to be realized by Stockholder pursuant to the Purchase Agreement as in effect on the date hereof, then Stockholder shall have the right, but not the obligation, by giving written notice to Jamestown at any time on or prior to the scheduled date of the Metropolis's meeting of its stockholders (as provided in the notice of such meeting in the SEC Disclosure Documents (as defined in the Purchase Agreement)), to terminate this Voting Agreement, and revoke its Proxy, without voting the Shares and the New Shares as contemplated by this Voting Agreement.

         2.  TRANSFER OF SHARES.
             ------------------

                  (a) No Disposition or Encumbrance of Shares. Stockholder covenants and agrees that, from the date of this Voting Agreement until the Expiration Date, Stockholder will not, directly or indirectly: (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or permit or announce any offer, sale, offer of sale, contract of sale or grant of any option for the purchase of, or permit or announce any other disposition or transfer of) any of the Shares, or any interest in any of the Shares, to any other individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body (any "Person") other than Jamestown; (ii) create or permit to exist any encumbrance on or otherwise affecting any of the Shares; or (iii) reduce such Stockholder's beneficial ownership of, interest in or risk relating to any of the Shares, unless the transferee agrees to be bound to the terms hereof.

                  (b) Transfer of Voting Rights. Stockholder covenants and agrees that, from the date of this Voting Agreement until the Expiration Date, Stockholder will not deposit any of the Shares into a voting trust or grant a proxy (other than the Proxy granted in connection with this Voting Agreement) or enter into a voting agreement or similar contract with respect to any of the Shares.

         3.  WAIVER OF APPRAISAL RIGHTS.
             --------------------------

         Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that Stockholder may have with respect to the Shares and the New Shares, and will instruct any recordholder, custodian or nominee set forth on Schedule 1 of this Voting Agreement to waive any such rights that it may have with respect to the Shares and the New Shares, in connection with the Transaction and the Merger (as defined on Exhibit A hereto).

         4.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.
             -------------------------------------------------

                  (a) Ownership of Shares. Stockholder represents and warrants that Stockholder (i) is the beneficial owner of the Shares as set forth on
Schedule 1 to this Voting Agreement and has the sole right to vote, or, by directing any recordholders, custodian or nominee of the Shares to control the vote of, the Shares, which at the date of this Voting Agreement are free and clear of any liens, claims, options, charges, or other encumbrances and (ii) does not own, either beneficially or of record, any shares of capital stock of Metropolis other than the Shares.

                  (b) No Conflict. The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any legal requirement, order, decree, or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of an encumbrance on or otherwise affecting any of the Shares pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected. The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of his obligations under this Voting Agreement and the granting of the Proxy by Stockholder will not, require any consent of any Person.

                  (c) Power; Enforceability. Stockholder has the legal capacity, power, and authority to enter into and perform all of Stockholder's obligations under this Voting Agreement. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his, hers, or its obligations under this Voting Agreement and under the Proxy. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and assuming the due authorization, execution and delivery by Jamestown, constitute the legal, valid, and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by Stockholder of the transactions contemplated by this Voting Agreement.

                  (d) Continuous Warranty. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date, and will be accurate in all respects as of the date of the consummation of the Transaction as if made on that date.

                  (e) No Other Proxy. Stockholder represents that any proxies heretofore given in respect of the Shares, if --------------- any, are not irrevocable, and that such proxies (other than the Proxy) are hereby revoked.

         5.  COVENANTS OF STOCKHOLDER.
             ------------------------

         Stockholder hereby covenants and agrees to use its reasonable efforts to cooperate fully with Jamestown and to execute and deliver any additional documents reasonably necessary and to use its reasonable efforts to take such further actions, that in the reasonable opinion of Jamestown may be necessary to carry out the intent of this Voting Agreement. Stockholder hereby covenants and agrees to refrain from, directly or indirectly, soliciting or encouraging any offer from any Person concerning the possible sale of assets, change of control, or acquisition of Metropolis by any other Person, or any consolidation or merger of Metropolis with or into any other Person.

         6.  CONSENT AND WAIVER.
             ------------------

         Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of any or all of the Approved Transactions under the terms of (i) any agreements between Stockholder and Metropolis or (ii) pursuant to any other rights Stockholder may have.

         7.  TERMINATION.
             -----------

         This Voting Agreement and any Proxy granted in connection with this Voting Agreement shall terminate and shall have no further force or effect upon the earlier of (i) the date of the Closing of the Transaction; and (ii) the date the Purchase Agreement is terminated in accordance with its terms. Such termination date of this Voting Agreement is referred to herein as the "Expiration Date."

         8.  NO RESTRAINT ON DIRECTOR ACTION.
             -------------------------------

         This Voting Agreement is intended to bind Stockholder only with respect to the specific matters set forth in this Voting Agreement, and shall not prohibit any Stockholder from acting in accordance with his or her fiduciary duties as an officer or director of Metropolis. Stockholder will retain at all times the right to vote such Stockholder's Shares, in such Stockholder's sole discretion, on all matters other than those set forth in Section 1(a) of this Voting Agreement that are at any time or from time to time presented to Metropolis's stockholders generally.

         9.  MISCELLANEOUS.
             -------------

                  (a) Survival of Representations, Warranties and Agreements. None of the representations, warranties, and agreements made by Stockholder in this Voting Agreement shall survive the Expiration Date; provided, however, that the termination of this Voting Agreement shall not relieve any party from any liability for any breach of this Voting Agreement.

                  (b)      [Intentionally deleted]

                  (c) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses; provided, however, that reasonable legal fees incurred by Stockholder in connection with this Voting Agreement may be reimbursed by Metropolis.

                  (d)  Severability.  If  any  term,  provision,   covenant,  or
restriction of this Voting Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (e) Binding Effect and Assignment. This Voting Agreement and all of the provisions of this Voting Agreement shall be binding upon and inure to the benefit of the parties to this Voting Agreement and their respective successors and permitted assigns; provided, however, that except as otherwise specifically provided in this Voting Agreement, neither this Voting Agreement nor any of the rights, interests, or obligations of the parties to this Voting Agreement may be assigned by either of the parties to this Voting Agreement without prior written consent of the other party to this Voting Agreement. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Shares are transferred. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, express or implied, is intended to confer on any Person, other than Jamestown and its successors and assigns, any rights or remedies of any nature.

                  (f) Amendments and Modification. This Voting Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties to this Voting Agreement.

                  (g) Specific Performance; Injunctive Relief. The parties to this Voting Agreement acknowledge that Jamestown will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, Stockholder agrees that, in addition to any other remedies that may be available to Jamestown upon any such violation, Jamestown shall have the right to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to Jamestown at law or in equity.

                  (h) Notices. Notwithstanding anything to the contrary which may be contained in this Voting Agreement, all notices, demands, requests, or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:

                           If to Jamestown:
                           Jamestown 1290 Partners
                           Two Paces West, Suite 1600
                           2727 Paces Ferry Road
                           Atlanta, Georgia 30339
                           Attention: Stephen J. Zoukis and Matt M. Bronfman
                           Fax: (770) 805-1001
                           with a copy to (which shall not constitute notice):

                           King & Spalding
                           1185 Avenue of the Americas
                           New York, New York  10036
                           Attention:  William B. Fryer
                           Fax: (212) 556-2222

                           with a copy to (which shall not constitute notice):

                           Holland & Knight LLP
                           1201 W. Peachtree Street, NE
                           Suite 2000
                           Atlanta, GA 30309
                           Attention:  A. Summey Orr III, Esq.
                           Fax: (404) 881-0470

                           If to Stockholder: To the address for notice set forth adjacent to Stockholder's name on the signature page of this Voting Agreement.

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt. A Notice may be given either by a party or by such party's attorney. Stockholder or Jamestown may designate, by not less than five (5) business days' notice given to the other in accordance with the terms of this Section 9(h), additional or substituted parties to whom Notices should be sent hereunder.

                  (i) Governing Law. This Voting Agreement shall be governed by, and construed and enforced in accordance with, ------------- the internal laws of the State of Maryland (without regard to the principles of conflict of laws thereof or of any other jurisdiction).

                  (j) Entire Agreement. This Voting Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  (k) Legal Counsel. Stockholder acknowledges that Stockholder has been advised to consult, and has had the opportunity to consult with, his, hers, or its personal attorney prior to entering into this Voting Agreement. Stockholder acknowledges that attorneys for Metropolis represent Metropolis and do not represent any of the stockholders of Metropolis in connection with the Purchase Agreement, this Voting Agreement, or any of the transactions contemplated by this Voting Agreement or by the Purchase Agreement.

                  (l) Agreement Negotiated. The form of this Voting Agreement has been negotiated by or on behalf of Jamestown and Metropolis, each of which was represented by attorneys who have carefully negotiated the provisions of this Voting Agreement. Because Stockholder has been advised to consult, and has had the opportunity to consult, with his, hers, or its personal attorney prior to entering into this Voting Agreement, Jamestown and Stockholder do not believe that any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and, therefore, waive its effects.

                  (m) Counterparts. This Voting Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (n) Effect of Headings. The Section headings in this Voting Agreement are for convenience only and shall not affect the construction or interpretation of this Voting Agreement.

                  (o) Legends. Any stock certificates representing the Shares or the New Shares shall be legended at the request of Jamestown to reflect this Voting Agreement and, if applicable, the irrevocable proxy granted by this Voting Agreement; provided, that any legend shall be subject to approval by Stockholder (not to be unreasonably withheld) and the costs and expenses related thereto shall be borne by Jamestown.

                  (p) Status. Jamestown acknowledges and agrees that Stockholder is entering into this Agreement only as agent and on behalf of each of the funds and accounts ("Entities") listed on Schedule 1 attached hereto, and on each such Entity's behalf, and not individually, and that Stockholder shall not have any liability whatsoever with respect to this Agreement, except that the foregoing limitation shall not apply to the representation by Stockholder that it has the power and authority to sign on behalf of each such Entity. Jamestown further acknowledges and agrees that (i) all of the obligations of the Entities are several and not joint, in accordance with, and in proportion to, the Entities' respective percentage of the aggregate holdings of Stockholder in the shares set out in Schedule 1 attached hereto (it being the parties' intention that each
Entity will be responsible only for its percentage of the aggregate shareholdings of Stockholder), and (ii) each representation and warranty made herein by or as to each Entity relates only to such Entity, and that no Entity is liable for breach of any representation or warranty made by or as to any other Entity.

                  IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                         JAMESTOWN 1290, L.P.

                                         By:  JT 1290 Corp., its General Partner



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:




                                         STOCKHOLDER



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                         Address of Stockholder:

                                   SCHEDULE 1

                             DETAILS OF SHAREHOLDING

                                    EXHIBIT A

                              APPROVED TRANSACTIONS
                              ---------------------

Subject to the terms and conditions of this Voting Agreement, at every meeting of the stockholders of Metropolis called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Metropolis with respect to any of the following, Stockholder shall vote or cause (including by the Proxy, as hereinafter defined) to be voted the Shares and any New Shares (as defined herein) as follows:


1. For the Transaction. In favor of (A) approval and adoption of the Purchase Agreement, the transactions contemplated thereby and by this Voting Agreement, and the Transaction and any action in furtherance thereof, (B) waiving any notice that may have been or may be required relating to any reorganization of Metropolis, any reclassification or recapitalization of the capital stock of Metropolis or any sale of assets, change of control, or acquisition of Metropolis by any other Person, or any consolidation or merger of Metropolis with or into any other Person to the extent such transaction is undertaken in connection with the Transaction, and (C) any matter that could reasonably be expected to facilitate the Transaction, provided no changes or modifications have been made to the Purchase Agreement or the transactions contemplated thereby and no waiver has been granted under the Purchase Agreement, in each case which would have a material adverse effect on the economic benefits to be realized by Stockholder pursuant to the Purchase Agreement as in effect on the date hereof;

2. For the Merger. In favor of the merger (the "Merger") of Metropolis into Metropolis Realty Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Metropolis, with Metropolis as the surviving entity in the Merger, to be consummated in connection with the consummation of the Transaction, provided no changes or modifications have been made to the Purchase Agreement or the transactions contemplated thereby and no waiver has been granted under the Purchase Agreement, in each case which would have a material adverse effect on the economic benefits to be realized by Stockholder pursuant to the Purchase Agreement as in effect on the date hereof; and

3. Against Alternative Transactions. Against any matter that could reasonably be expected to hinder, impede, or delay the consummation of the Transaction, the Merger or materially adversely affect the Transaction, the Merger and the transactions contemplated by this Voting Agreement and the Purchase Agreement.

Stockholder shall not, from the date of this Voting Agreement until the Expiration Date (as hereinafter defined), enter into any agreement or understanding with any Person to vote (other than the Proxy granted in connection herewith) or give instructions inconsistent with paragraphs 1, 2, and/or 3 above.

                                    EXHIBIT B

                                      PROXY

         The undersigned stockholder of Metropolis Realty Trust, a Maryland corporation (the "Owner"), hereby irrevocably appoints and constitutes Stephen
J. Zoukis and Matt M. Bronfman of JAMESTOWN 1290, L.P., a Delaware limited partnership, having an address at Two Paces West, Suite 1600, 2727 Paces Ferry Road, Atlanta, Georgia 30339 ("Jamestown"), and each of them, or any other designee of Jamestown, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Owner owned of record by the undersigned, which shares are listed on the final  page of this  proxy  (the  "Proxy")  and any  and  all  other  shares  or securities issued or issuable in respect thereof, or otherwise acquired of record by the undersigned on or after the date hereof (collectively, the "Shares"), until the earlier of (i) the date of the closing of the Transaction (as hereinafter defined) and (ii) the date the Purchase Agreement (as hereinafter defined) is terminated in accordance with its terms, such termination date being referred to herein as the "Expiration Date."

         This Proxy is granted pursuant to the Voting Agreement, dated as of May __, 2002, by and between Jamestown and the undersigned (the "Voting Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings given to such terms in the Voting Agreement. This Proxy is coupled with an interest, and is granted in consideration of Jamestown entering into the Purchase Agreement, and consummating the Transaction. This Proxy is irrevocable (to the fullest extent provided by applicable law) except as specifically provided in Section 1(d) of the Voting Agreement.

         Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered to by the undersigned at any time prior to the Expiration Date to act as the undersigned's attorney and proxy to vote the Shares and to exercise all voting and other rights of the undersigned with respect to the Shares, including, without limitation, the power to execute and deliver written consents with respect to the Shares pursuant to Maryland corporation law at every annual, special, or adjourned meeting of the stockholders of Owner, and in every written consent in lieu of such a meeting, or otherwise:

1. For the Transaction. In favor of (A) approval and adoption of the Purchase Agreement, the transactions contemplated thereby and by this Voting
     Agreement, and the Transaction and any action in furtherance thereof, (B) waiving any notice that may have been or may be required relating to any reorganization of Metropolis, any


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     reclassification  or recapitalization of the capital stock of Metropolis or any sale of assets, change of control, or acquisition of Metropolis by any other Person, or any consolidation or merger of Metropolis with or into any other Person to the extent such transaction is undertaken in connection with the Transaction, and (C) any matter that could reasonably be expected
     to   facilitate   the   Transaction,   provided   no  changes  or  --------
     modifications have been made to the Purchase Agreement or the transactions contemplated thereby and no waiver has been granted under the Purchase Agreement, in each case which would have a material adverse effect on the economic benefits to be realized by Stockholder pursuant to the Purchase Agreement as in effect on the date hereof;

2. For the Merger. In favor of the merger (the "Merger") of Metropolis into Metropolis Realty Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Metropolis, with Metropolis as the surviving entity in the Merger. The Merger is to be consummated prior to the consummation of the Transaction, provided no changes or modifications have been made to the Purchase Agreement or the transactions contemplated thereby and no waiver has been granted under the Purchase Agreement, in each case which would have a material adverse effect on the economic benefits to be realized by Stockholder pursuant to the Purchase Agreement as in effect on the date hereof; and

3. Against Alternative Transactions. Against any matter that could reasonably be expected to hinder, impede, or delay the consummation of the Transaction., the Merger or materially adversely affect the Transaction, the Merger and the transactions contemplated by this Voting Agreement and the Purchase Agreement.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all such other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. THIS PROXY IS IRREVOCABLE except as specifically provided in
Section 1(d) of the Voting Agreement.



                           Signature of Stockholder:
                                                      --------------------------

                           Print Name of Stockholder:
                                                       -------------------------

                           Shares that are held of record
                                    and beneficially owned:
                                                             -------------------




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